Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined statements of income for the nine months ended June 30, 2013 and for the year ended September 30, 2012 combines the historical consolidated statements of income of Integrated Electrical Services, Inc. (“IES”) and MISCOR Group Ltd. (“MISCOR”), giving effect to the transaction as if it had occurred on October 1, 2011. The unaudited pro forma condensed combined balance sheet as of June 30, 2013 combines the historical consolidated balance sheets of IES and MISCOR, giving effect to the transaction as if it had occurred on June 30, 2013. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are (1) directly attributable to the transaction, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:

•	Separate historical financial statements of IES for the year ended September 30, 2012, which are incorporated by reference;

•	Separate historical financial statements of MISCOR for the period ended September 30, 2012, which are not included herein;

•	Separate historical financial statements of IES for the period ended June 30, 2013, which are incorporated by reference;

•	Separate historical financial statements of MISCOR for the year ended December 31, 2012, which are included herein; and

•	Separate historical financial statements of MISCOR for the period ended June 30, 2013, which are included herein.

IES’ fiscal year end is September 30, 2012, whereas MISCOR’s fiscal year end is December 31, 2012. In order to calculate the historical results for MISCOR in the unaudited pro forma condensed combined statements of income for the nine months ended June 30, 2013, we have deducted the nine months ended September 30, 2012 from the twelve months ended December 31, 2012 and added the remainder to the six months ended June 30, 2013. For the year ended September 30, 2012, we have added the nine months ended September 30, 2012 to the three months ended December 31, 2011.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The unaudited pro forma condensed combined information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles, and the applicable regulations of the SEC. There were no material transactions between IES and MISCOR during the periods presented in the unaudited pro forma condensed combined financial statements which would require elimination. IES has been treated as the acquirer in the transaction for accounting purposes.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Merger, the costs to integrate the operations of IES and MISCOR assets, or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2013

(In thousands)

	IES	MISCOR	Pro Forma Adjustments (Note 5)		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,134	$—	$10,167	(e)	$15,553
			(9,748	)(Note 3)
Restricted cash	7,052	—	—		7,052
Accounts receivable:
Trade	67,547	5,596	—		73,143
Retainage	18,525	—	—		18,525
Inventories	12,280	6,193	585	(i)	19,058
Costs and estimated earnings in excess of billings on uncompleted contracts	6,517	—	—		6,517
Assets held for sale	900	—	—		900
Prepaid expenses and other current assets	3,474	853	—		4,327

Total current assets	131,429	12,642	1,004		145,075

LONG-TERM RECEIVABLE, net	203	—	—		203
PROPERTY AND EQUIPMENT, net	5,433	4,667	688	(d)	10,788
GOODWILL	8,631	—	4,347	(Note 4)	12,978
INTANGIBLE ASSETS, net	561	6,076	(2,376	)(c)	4,261
OTHER NON-CURRENT ASSETS, net	5,216	2,009	(817	)(Note 4)	7,087
			309	(i)
			320	(i)
			50	(e)

Total assets	$151,473	$25,394	$3,525		$180,392

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$3,198	$4,024	$(4,024	)(a)	$5,793
			2,595	(e)
Accounts payable and accrued expenses	65,530	4,754	1,108	(g)	71,932
			490	(Note 4)
			50	(e)
Billings in excess of costs and estimated earnings on uncompleted contracts	22,133	—	—		22,133

Total current liabilities	90,861	8,778	219		99,858

LONG-TERM DEBT	1,667	1,761	7,572	(e)	9,239
			(1,761	)(a)
LONG-TERM DEFERRED TAX LIABILITY	285	—	1,605	(Note 4)	1,890
OTHER NON-CURRENT LIABILITIES	6,617	—	—		6,617

Total liabilities	99,430	10,539	7,635		117,604

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—		—
Common stock	154	59,346	(59,346	)(a)	182
			28	(Note 3)
Treasury stock, at cost	(2,839)	(74)	74	(a)	(2,839)
Additional paid-in capital	162,763	—	11,825	(Note 3)	174,588
Accumulated other comprehensive income	19	—	—		19
Retained deficit	(108,054)	(44,417)	(1,108	)(g)	(109,162)
			44,417	(a)

Total stockholders’ equity	52,043	14,855	(4,110)		62,788

Total liabilities and stockholders’ equity	$151,473	$25,394	$3,525		$180,392

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine months ended June 30, 2013

(In thousands, except share and per share amounts)

	IES	MISCOR	Pro Forma Adjustments (Note 5)		Pro Forma Combined
Revenues	$370,810	$35,436	$—		$406,246
Cost of services	321,182	27,655	(822	)(d)	348,451
			436	(d)

Gross profit	49,628	7,781	386		57,795
Selling, general and administrative expenses	48,104	7,181	(359	)(c)	53,106
			190	(c)
			(105	)(d)
			47	(d)
			(1,952	)(g)
Gain on sale of assets	(56)	—	—		(56)

Income (loss) from operations	1,580	600	2,565		4,745

Interest and other (income) expense
Interest expense	1,425	291	(291	)(e)	1,834
			409	(e)
Interest income	(123)	—	—		(123)
Other (income) expense, net	1,048	39	—		1,087

Interest and other expense, net	2,350	330	118		2,798

(Loss) income from operations before income taxes	(770)	270	2,447		1,947
Provision (benefit) for income taxes	264	(1,855)	1,917	(f)	326

Net (loss) income from continuing operations	$(1,034)	$2,125	$530		$1,621

Earnings (loss) per share from continuing operations
Basic	$(0.07)				$0.09
Diluted	$(0.07)				$0.09
Shares used in the computation of earnings (loss) per share
Basic	14,882,687		2,795,577	(Note3)	17,678,264
Diluted	14,958,659		2,795,577	(Note 3)	17,754,236 (h)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended September 30, 2012

(In thousands, except share and per share amounts)

	IES	MISCOR	Pro Forma Adjustments (Note 5)		Pro Forma Combined
Revenues	$456,115	$48,983	$—		$505,098
Cost of services	398,063	37,495	(1,449	)(d)	434,691
			582	(d)

Gross profit	58,052	11,488	867		70,407
Selling, general and administrative expenses	58,609	8,963	(422	)(c)	67,316
			254	(c)
			(150	)(d)
			62	(d)
Gain on sale of assets	(168)	—	—		(168)

Income (loss) from operations	(389)	2,525	1,123		3,259

Interest and other (income) expense
Interest expense	2,324	787	(787	)(e)	2,870
			546	(e)
Interest (income)	(34)	—	—		(34)
Other (income), net	(62)	(162)	—		(224)

Interest and other expense (income), net	2,228	625	(241)		2,612

Income (loss) from operations before income taxes	(2,617)	1,900	1,364		647
Provision (benefit) for income taxes	38	—	—	(f)	38

Net (loss) income from continuing operations	$(2,655)	$1,900	$1,364		$609

Earnings (loss) per share from continuing operations
Basic	$(0.18)				$0.03
Diluted	$(0.18)				$0.03
Shares used in the computation of earnings (loss) per share
Basic	14,625,776		2,795,577	(Note3)	17,421,353
Diluted	14,625,776		2,795,577	(Note3)	17,543,228 (h)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

INTEGRATED ELECTRICAL SERVICES, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(All Dollar Amounts in Thousands Except Per Share Amounts)

Note 1: Description of the Transaction

On September 13, 2013, pursuant to that certain Agreement and Plan of Merger dated as of March 13, 2013, as amended by that certain First Amendment to Agreement and Plan of Merger dated as of July 10, 2013 (the “Merger Agreement”), by and among the Company, IES Subsidiary Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and MISCOR Group, Ltd., an Indiana corporation (“MISCOR”), MISCOR merged with and into Merger Sub, with Merger Sub surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of MISCOR common stock, no par value, was converted into the right to receive, at the election of the holder, either stock consideration of 0.3118 shares of IES common stock, par value $0.01 per share, or cash consideration of $1.484, subject to the maximum amount of cash consideration payable under the Merger Agreement (the “Maximum Cash Amount”). As MISCOR shareholders did not, in the aggregate, elect to receive cash consideration in excess of the Maximum Cash Amount, all MISCOR shareholders electing to receive cash consideration were paid cash in exchange for their shares.

See Note 3 to these unaudited pro forma condensed combined financial statements for a discussion of the consideration transferred in connection with the Merger.

The descriptions of the Merger and the Merger Agreement set forth herein do not purport to be complete and are qualified in their entirety by reference to the Agreement and Plan of Merger, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2013, and the First Amendment to Agreement and Plan of Merger, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 10, 2013.

Note 2: Basis of Presentation

The transaction is reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method of accounting. Under the acquisition method, the total purchase price for the transaction as described in Note 3 is measured using the quoted market price of IES common stock at the closing date of the transaction. The assets and liabilities of MISCOR have been measured at fair value.

The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows. The excess of the purchase consideration over the amounts of identifiable assets and liabilities of MISCOR as of the effective date of the transaction has been allocated to Goodwill.

In accordance with the SEC’s rules and regulations, the unaudited pro forma condensed combined financial statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the transaction, the costs to integrate the operations of IES and MISCOR or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

Certain reclassifications have been made to the historical presentation of MISCOR to conform to the presentation used in the unaudited pro forma condensed combined financial statements.

Note 3: Consideration Transferred

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of MISCOR common stock, no par value, was converted into the right to receive, at the election of the holder, either stock consideration of 0.3118 shares of IES common stock, par value $0.01 per share, or cash consideration of $1.484.

MISCOR shareholders holding approximately 76% of MISCOR’s issued and outstanding shares of common stock immediately prior to the effective time of the Merger received shares of IES common stock in the merger and MISCOR shareholders holding approximately 24% of MISCOR’s issued and outstanding shares of common stock as of such time received cash consideration. Affiliates of Tontine Capital Management, L.L.C. (collectively, “Tontine”) owned approximately 56.7% of the shares of IES common stock, and approximately 49.9% of MISCOR’s shares of common stock, outstanding immediately prior to the effective time of the Merger. Tontine elected to receive stock consideration for 100% of its shares of MISCOR common stock, and John Martell elected to receive stock consideration for approximately 52.5% of his shares of MISCOR common stock (which accounted for 12.2% of MISCOR’s shares of common stock outstanding immediately prior to the effective time of the Merger).

Based on the closing price of IES common stock as reported on the NASDAQ Global Market system on September 13, 2013, the aggregate value of the consideration received by MISCOR shareholders in connection with the Merger was $16,043, consisting of $4,190 in aggregate cash consideration, including cash consideration issued in exchange for shares of MISCOR restricted stock and cash paid in lieu of fractional shares, and 2,795,577 shares of IES common stock with an aggregate market value of $11,853. The shares of IES common stock issued to MISCOR shareholders in connection with the Merger represent approximately 15.6% of the shares of IES common stock issued and outstanding immediately after effectiveness of the Merger.

	Calculation of Consideration
Estimate of consideration to be transferred(a)	$24,000
Less: MISCOR Net Debt as at August 22, 2013(a)(e)	$6,539

Equals: Estimate of consideration after MISCOR Net Debt	$$17,461
Allocation to: Cash consideration(a)(h)	$4,190
Allocation to: IES common stock equity consideration(a)(c)(i)	$13,306
IES 60 day VWAP as of August 22, 2013(a)(b)	$4.747
Equals: IES shares issued as stock consideration(a)(i)	2,795,577
Number of shares of MISCOR common stock outstanding immediately prior to the effective time of the Merger	11,765,987
MISCOR equity units receiving stock consideration(a)(i)	8,966,043
MISCOR equity units receiving cash consideration(a)	2,799,944
Cash consideration per share(g)	$1.484
Cash consideration(a)(h)	$4,190
Exchange ratio(a)(b)	0.3118
Pro forma earnings per share for the year ended September 30, 2012	$0.03
Pro forma earnings per share for the period ended June 30, 2013	$0.09

	Actual Consideration
IES shares issued as stock consideration(a)(i)	2,795,577
IES common stock share price on September 13, 2013(a) (c)	$4.24
IES common stock consideration(a) (c)	$11,853	(f)
Cash consideration(a)(h)	$4,190	(d)
MISCOR actual debt balance at September 13, 2013(a) (d)	$5,558	(d)
Total consideration transferred(a)	$21,601

(a)	Actual consideration varied from the estimate of $24,000 based on, among other factors, (i) the number of MISCOR equity units receiving cash consideration and the number of MISCOR equity units receiving stock consideration, (ii) the volume-weighted average of the sale prices per share of IES common stock for the 60 consecutive trading days (the “VWAP”) ending on the Merger Consideration Determination Date (the “IES Common Stock Value”), (iii) the market price of IES common stock on the closing date, and (iv) fluctuations in MISCOR’s Net Debt prior to the Merger Consideration Determination Date and actual debt prior to the closing date.
(b)	Exchange ratio equal to (x) the cash consideration per share (see footnote (g) below), divided by (y) the IES Common Stock Value (see footnote (a) above).
(c)	The fair value of the shares of IES common stock issued as part of the consideration transferred is required to be measured on the closing date of the transaction at the then-current market price of IES common stock of $4.24. This requirement resulted in the allocation of actual purchase consideration of $11,853 to the IES common stock issued in connection with the transaction.
(d)	Cash adjustment in unaudited pro forma condensed combined balance sheet is $9,748, based on repayment of MISCOR’s total actual debt outstanding on September 13, 2013 of $5,558.

(e)	Net Debt, as defined in the Merger Agreement, is an average of the sum of MISCOR’s funded debt and other debt, not including ordinary trade payables, for the 30-day period ending on the Merger Consideration Determination Date.
(f)	Allocation on the unaudited pro forma condensed combined balance sheet between Common Stock and APIC is $28 and $11,825, respectively, based on par value of $0.01.
(g)	Cash consideration per share equal to (x) the difference between $24,000 and MISCOR’s Net Debt (see footnote (e) above) divided by (y) the number of MISCOR equity units outstanding as of the Merger Consideration Determination Date.
(h)	Cash consideration paid in connection with the Merger includes cash consideration issued in exchange for shares of MISCOR restricted stock and cash paid in lieu of fractional shares (see footnote (i) below).
(i)	No fractional shares of IES common stock were issued in the Merger. At the effective time of the Merger, each fractional share was converted into the right to receive an amount of cash to the nearest whole cent (without interest) determined by multiplying such fraction of a share of IES common stock by the IES Common Stock Value.

Note 4: Purchase Price Allocation

The following summarizes the assets acquired and liabilities assumed by IES in the Merger, reconciled to the consideration transferred:

Consideration transferred (see Note 3)	$21,601

Book value of net assets acquired at June 30, 2013	$14,855
Plus: Book value of debt at June 30, 2013 repaid in connection with the transaction	5,785

Equals: Adjusted book value of net assets acquired	20,640

Fair value and deferred tax adjustments to (see Note 5):
Intangible assets(c)	(2,376)
Fixed assets(d)	688
Inventories(i)	894
Other long term assets(i)	320
Deferred tax assets(f)	(817)
Deferred tax liabilities(f)	(1,605)
Unfavorable leases(c)	(490)
Goodwill	4,347

Total fair value and deferred tax adjustments	961

Fair value of net assets acquired	$21,601

Note 5: Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

(a) Liabilities and Equity Not Acquired: Based on the terms of the Merger Agreement, MISCOR outstanding debt was retired commensurate with the Merger. The unaudited pro forma condensed combined financial statements have been adjusted to remove such debt as well as historical MISCOR equity at the respective historical carrying values.

(b) Intercompany Eliminations: There are no related transactions between IES and MISCOR for elimination purposes.

(c) Intangible Assets: The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of all of the expected future cash flows either through the use of the relief-from-royalty method or the multi-period excess earnings method. Some of the more significant assumptions inherent in the development of intangible asset values include: the amount and timing of projected future cash flows, the discount rate selected to measure the risks inherent in the future cash flows, and the assessment of the asset’s life cycle, as well as other factors. The fair value of the identifiable intangible assets, the related amortization expense and their weighted-average useful lives have been estimated as follows:

				Amortization Expense
	Carrying Value	Fair Value	Step Up (Down)	Weighted Average Estimated Useful Life	Year Ended September 30, 2012	Nine Months Ended June 30, 2013
Trademarks	$—	$1,200	$1,200	Indefinite	$—	$—
Technical library	505	400	(105)	20 Years	20	15
Customer relationships	5,571	2,100	(3,471)	6.3 Years	332	249

Total, intangible assets	$6,076	3,700	(2,376)		352	264

Unfavorable leases	—	(490)	(490)	5.0 Years	(98)	(74)

Total MISCOR, net(2)	$6,076	$3,210	$(2,866)		$254	$190

(1)	Historical amortization of $359 and $422 for the nine months ended June 30, 2013 and the year ended September 30, 2012, respectively, is derecognized in the unaudited pro forma statements of operations.
(2)	Unfavorable leases in a credit position have been included in accounts payable and accrued expenses for pro forma balance sheet presentation purposes.

(d) Fixed Assets: The below table calculates the step up adjustment and related depreciation expense recorded in the accompanying unaudited pro forma condensed combined financial statements:

					Depreciation Expense
	Carrying Value	Estimated Fair Value	Step Up (Down)	Remaining Useful Life (in years)	Year Ended September 30, 2012			Nine Months Ended June 30, 2013
Land	$250	$250	$—	N/A	$	N/A		$	N/A
Buildings	1,319	1,740	421	20		87			65
Leasehold improvements	280	202	(78)	3		68			50
Machinery and equipment	2,528	1,864	(664)	7		266			200
Construction in process(1)	110	308	198	N/A		—	(1)		—	(1)
Vehicles	—	31	31	3		10			8
Office & computer equipment	180	960	780	4.5		213			160

Total	$4,667	$5,355	$688			$644			$483
Allocated to cost of services						582			436
Allocated to SG&A						62			47

(1)	Carrying value expected to approximate fair value for construction in process and is not depreciated consistent with IES accounting policies.

Historical depreciation of $927 ($822 cost of services and $105 selling, general and administrative) and $1,599 ($1,449 cost of services and $150 selling, general and administrative) for the nine months ended June 30, 2013 and the year ended September 30, 2012, respectively, was derecognized in the unaudited pro forma condensed combined statements of operations.

(e) Debt and Interest: Based on the terms of the Merger Agreement, the MISCOR debt was assumed in the transaction by IES. Simultaneous with the closing of the transaction, IES refinanced the assumed debt with a new $10,167 fixed rate term loan with Wells Fargo bearing interest at LIBOR plus 5.0% per annum. Approximately $2,595 is due within the first year and $7,572 thereafter. Debt issue costs were $50, which will be amortized over approximately 4 years.

To reflect this refinancing and the related deal terms, there is an adjustment to remove the historical debt and related interest expense in the unaudited pro forma condensed combined financial statements. A summary of the pro forma adjustment to interest expense is as follows:

Year Ended September 30, 2012	Total
Annual interest expense on new term loan	$534
Annual amortization of debt issue costs	12

Total annual pro forma interest expense	546
Less: Historical annual interest expense	787

Net pro forma adjustment to interest expense	$(241)

Nine Months Ended June 30, 2013	Total
Pro forma interest expense on new term loan	$400
Annual amortization of debt issue costs	9

Total pro forma interest expense	409
Less: Historical interest expense	291

Net pro forma adjustment to interest expense	$118

(f) Deferred taxes: In assessing the recovery of net operating loss carryforwards, IES considers whether it is more likely than not that some portion or all of net operating loss carryforwards will be realized. The realization of net operating loss carryforwards is dependent upon the generation of taxable income during the periods the net operating loss carryforwards may be utilized. In assessing the likelihood of future taxable income, considerably more weight is placed upon historical results and less weight on future projections when there is negative evidence such as cumulative pretax loss in recent years. IES believes the future benefits of the transactions are not of sufficient weight to offset the historical cumulative pretax loss generated by IES. Accordingly, IES has provided a valuation allowance for the net operating loss carryforward resulting from the pretax loss for year ended September 30, 2012. The effect of the net operating loss carryfoward results in actual income tax expense from the pro forma adjustment differing from income tax expense computed by applying the statutory corporate tax rate. No income tax expense or benefit was recorded in the unaudited pro forma condensed combined statement of operations for the year ended September 30, 2012 as a result of the pro forma adjustments.

For the nine month period ended June 30, 2013, MISCOR recognized an income tax benefit of $1,942 related to reducing a valuation allowance for the utilization of future net operating loss carryforwards. IES believes on a combined basis it is not more likely than not that this is recoverable and has provided for $1,942 pro forma adjustment to reverse the income tax benefit of the valuation allowance adjustment. Additionally, IES recorded a $25 income tax benefit due to the effect of the pro forma adjustment resulting in a net pro forma income tax provision adjustment of $1,917. The net operating loss carryfoward results in actual income tax expense from the pro forma adjustment differing from income tax expense computed by applying the statutory corporate tax rate.

A summary of MISCOR deferred tax assets and deferred tax liabilities is as follows (in thousands):

	Deferred Tax Assets		Valuation Allowance		Deferred Tax Liabilities	Total
Historical MISCOR balances as of June 30, 2013	$11,035		$(9,093)		$—	$1,942
Pro forma Adjustments:
To conform MISCOR presentation to IES	837				(837)	—
Revaluation of trademarks					(480)	(480)
Revaluation of customer relationships and technical library	1,390					1,390
Recharacterization of goodwill as non-deductible	(1,949)					(1,949)
Revaluation of property and equipment					(92)	(92)
Unfavorable operating leases					(196)	(196)
Adjust Valuation Allowance			(1,095)			(1,095)

Total pro forma adjustments	278	(1)	(1,095	)(1)	(1,605)	(2,422)

Pro forma deferred taxes	$11,313		$(10,188)		$(1,605)	$(480)

(1)	Net adjustment is $817 as shown in Note 4.

A valuation allowance of $10,188 is provided for the deferred tax assets. IES believes $1,125 of deferred tax assets will be offset by deferred tax liabilities. The remaining deferred tax liability of $480 is related to an indefinite lived intangible asset. For purposes of these unaudited pro forma condensed combined financial statements, deferred tax assets are provided at the 35% U.S. federal statutory income tax rate and 5% state blended income tax rate.

(g) Reflects an estimate of the future costs of $1,108 directly attributable to the transaction, including directors and officers insurance, advisory and legal fees that are recorded as an adjustment to the unaudited pro forma condensed combined balance sheet only. These amounts will be expensed as incurred in the future and are not reflected in the unaudited pro forma condensed combined statement of operations because they have not yet been incurred for accompanying periods presented and they will not have a continuing impact. We incurred expenses of $1,952 in the period ended June 30, 2013, which is the amount of direct, incremental costs for the transaction recorded in these historical financial statements. There were no such expenditures incurred in the year ended September 30, 2012. For pro forma purposes, these expenditures have been removed from the unaudited pro forma condensed combined statements of operations as they will not have a continuing impact.

(h) For the nine months ended June 30, 2013 and the year ended September 30, 2012, for the transaction, IES on a pro forma basis has income from continuing operations. Therefore, 14,958,659 and 14,747,651 shares are the diluted number of shares, respectively, before issuing 2,795,577 pro forma shares in connection with the transaction, which in total, equal 17,754,236 and 17,543,228 shares, respectively.

(i) Inventories: The fair value of certain work in progress and finished goods was determined to exceed net book value by $894. Note that this inventory is expected to be consumed in a period that is less than 12 months. As this does not have a continuing impact, the unaudited pro forma condensed combined statements of operations do not include an expense to reflect the consumption of this stepped up inventory value. In addition, we recorded a $309 adjustment in the accompanying unaudited condensed pro forma balance sheet to reclassify resin used in the production process from inventory to other non-current assets to conform to IES’ financial reporting policies. In addition, the fair value of this resin was determined to exceed net book value by $320.